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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A




               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                        PURSUANT TO SECTION 12(b) OR (g)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



                        BANKUNITED FINANCIAL CORPORATION
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             (Exact name of registrant as specified in its charter)


             Florida                                      65-0377773
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(State of other jurisdicition of                          (I.R.S. Employer
incorporation or organization)                            Identification Number)


255 Alhambra Circle, Coral Gables, Florida                  33134
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(Address of principal executive offices)                  (Zip Code)



    Securities to be registered pursuant to Section 12 (b) of the act: None

         If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

         If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to
General Instruction A.(c)(2), please check the following box.     [ ]

       Securities to be registered pursuant to Section 12(g) of the act:

           8% Noncumulative Convertible Preferred Stock, Series 1996
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Item 1.  Description of Registrant's Securities to be Registered

         The information set forth under the caption "Description of BankUnited Capital Stock - Description of New BankUnited Preferred Stock" in the prospectus contained in the Registrant's Registration Statement on Form S-4 file no. 333-13211 is incorporated herein by reference.

Item 2.  Exhibits

         1.      Form of certificate for the Series 1996 Preferred Stock.

         2.      Proposed Statement of Designation of the Series 1996 Preferred
                 Stock.
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                                   SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        BANKUNITED FINANCIAL CORPORATION


DATE:  November 6, 1996                 By: /s/ Samuel A. Milne
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                                             Samuel A. Milne
                                             Executive Vice President and
                                             Chief Financial Officer
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                        BANKUNITED FINANCIAL CORPORATION

                                    FORM 8-A

                               INDEX TO EXHIBITS

Exhibit No.

   1             Form of certificate for the Series 1996 Preferred Stock

   2             Proposed Statement of Designation of the Series 1996 Preferred
                 Stock